Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Chimerix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share

	Equity	Preferred Stock, par value $0.001 per share

	Debt	Debt Securities

	Other	Warrants

	Unallocated (Universal) Shelf	—	457	(o)		(1)		(2)	$250,000,000	(2)	$0.00014760	$36,900	(3)

Fees Previously Paid	—	—	—		—				—			—

	Total Offering Amounts								$250,000,000			$36,900
	Total Fees Previously Paid											—
	Total Fee Offsets											$36,900	(4)
	Net Fees Due											$0	(4)

(1)	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as shall have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and principal amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.F. of Form S-3 under the Securities Act.

(3) (4)

Calculated pursuant to Rule 457(o) under the Securities Act.

On August 10, 2020, the registrant filed a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”), declared effective on August 17, 2020 (File No. 333-244146) (the “2020 Registration Statement”), registering the issuance of up to $250,000,000 of common stock, preferred stock, debt securities and warrants (the “2020 Securities”). A filing fee of $32,450.00 with respect to an aggregate of $250,000,000 of the 2020 Securities was paid in connection with the filing of the 2020 Registration Statement. Pursuant to the 2020 Registration Statement, the registrant sold $100,002,500 of the 2020 Securities, which equates to an associated registration fee of $12,980.33. Accordingly, the unused registration fee paid in connection with the 2020 Registration Statement and the 2020 Securities is $19,469.67.

On May 6, 2021, the registrant filed a registration statement on Form S-3ASR with the SEC, declared effective on May 6, 2021, which was subsequently amended by a Post-Effective Amendment No.1 and a Post-Effective Amendment No.2 to the registration statement on Form S-3 on March 1, 2022, respectively, declared effective on May 2, 2022 (File No. 333-255810) (the “2021 Registration Statement”), registering the issuance of up to $250,000,000 of common stock, preferred stock, debt securities and warrants (the “2021 Securities”). A filing fee of $23,175.00 with respect to an aggregate of $250,000,000 of the 2021 Securities was paid in connection with the filing of the 2021 Registration Statement on March 1, 2022, when the registrant filed the Post-Effective Amendment No.1 to the 2021 Registration Statement. Pursuant to the Post-Effective Amendment No.2, the 2021 Registration Statement was converted from a Form S-3ASR (automatic shelf registration statement) to a Form S-3 (non-automatic shelf registration statement). The registrant has not sold any 2021 Securities pursuant to the 2021 Registration Statement. Accordingly, the unused registration fee paid in connection with the 2021 Registration Statement and the 2021 Securities is $23,175.00.

Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the $250,000,000 of securities being registered hereby in the amount of $36,900 is offset by (i) $19,469.67 in registration fees previously paid by the registrant with respect to the 2020 Securities that were registered but not issued pursuant to the 2020 Registration Statement and (ii) $17,430.33 in registration fees previously paid by the registrant with respect to the 2021 Securities that were registered but not issued pursuant to the 2021 Registration Statement. Accordingly, no registration fees are being paid at this time. Concurrently with the filing of this registration statement, any offering of the unsold 2020 Securities or 2021 Securities pursuant to the 2020 Registration Statement or 2021 Registration Statement, respectively, is hereby terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Chimerix, Inc.	S-3	333-244146	8/10/2020		$19,469.67		Unallocated (Universal) Shelf	—	N/A	$149,997,500	(1)
Fee Offset Sources	Chimerix, Inc.	S-3	333-244146		1/21/2021								$19,469.67	(1)
Fee Offset Claims	Chimerix, Inc.	S-3ASR	333-255810	5/6/2021		—	(1)(2)	Unallocated (Universal) Shelf	—	N/A	—	(1)(2)
Fee Offset Sources	Chimerix, Inc.	POSASR	333-255810		3/1/2022	$17,430.33	(1)(2)				$250,000,000	(1)(2)	$17,430.33	(1)(2)
Fee Offset Sources	Chimerix, Inc.	POSAM on S-3	333-255810		3/1/2022								—

(1)	See Note (4) under Table 1 above.

(2)	Pursuant to Rules 456(b) and 457(r), the registrant deferred payment of all applicable registration fees on May 6, 2021 when it filed the registration statement on Form S-3ASR (File No. 333-255810) (the “2021 Registration Statement”) with the SEC. On March 1, 2022, the registrant paid a filing fee of $23,175.00 with respect to an aggregate of $250,000,000 of of common stock, preferred stock, debt securities and warrants, when the registrant filed the Post-Effective Amendment No.1 to the 2021 Registration Statement.